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                                                                     EXHIBIT 8.1
                         [LATHAM & WATKINS LETTERHEAD]





                                  May 12, 2000



     Greenwood Trust Company
     12 Read's Way
     New Castle, Delaware 19720

                  Re:  Discover Card Master Trust I
                       Registration Statement on Form S-3

     Ladies and Gentlemen:

          In connection with the filing of the registration statement on Form S-3 with the Securities and Exchange Commission on or about May 15, 2000 (the "Registration Statement") by Greenwood Trust Company ("Greenwood") relating to the Discover Card Master Trust I (the "Trust"), you have requested our opinion regarding the description of the material tax consequences related to the issuance of investor certificates of a series (the "Offering)" as described in the prospectus (the "Prospectus") included in the Registration Statement. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Prospectus.

          Our opinion is based on our examination of the Prospectus, the Prospectus Supplement, the Pooling and Servicing Agreement dated as of October 1, 1993, as amended, among Greenwood as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee, and such other documents, instruments and information as we considered necessary. Our opinion also is based on (i) the assumption that neither the Trustee nor any affiliate thereof will become the Master Servicer, the Servicer or the

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LATHAM & WATKINS

     May 12, 2000
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     delegee of either the Master Servicer or the Servicer; (ii) the assumption that all agreements relating to the issuance of the investor certificates and the creation of the Trust will remain in full force and effect; (iii) currently applicable provisions of the federal income tax laws, including the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practice; and (iv) a legal opinion rendered by local tax counsel retained by Greenwood relating to the income tax laws of Delaware (upon which we have relied for purposes of rendering our opinion with respect to the laws of Delaware).

          We also note that the documents reviewed do not relate to a specific transaction. Accordingly, the above-referenced description of material tax consequences of the Offering may, under certain circumstances, require modification in the context of a specific transaction.

          Based on the foregoing, it is our opinion that, as of the date hereof, we adopt and confirm the opinion under the captions "Federal Income Tax Consequences" and "State Tax Consequences," as our opinion of the material tax consequences of the Offering.

                                           Very truly yours,

                                           /s/ Latham & Watkins